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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Badger Meter, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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BADGER METER, INC.

4545 West Brown Deer Road

Milwaukee, Wisconsin 53223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2019

The Annual Meeting of the Shareholders of Badger Meter, Inc. will be held at the Badger Meter headquarters in the Customer Experience Center, 4545 W. Brown Deer Road, Milwaukee, Wisconsin 53223 on Friday, April 26, 2019, at 8:30 a.m., local time, for the following purposes:

1. To elect as directors the ten nominees named in the Proxy Statement, each for a one-year term;

2. To consider an advisory vote to approve the compensation of the company’s named executive officers;

3. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the company for the year ending December 31, 2019; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR ALL NOMINEES" in Proposal 1 and “FOR” Proposals 2 and 3.  The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

Holders of record of our common stock at the close of business on February 28, 2019 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders are entitled to one vote per share.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 20, 2019

We urge you to submit your proxy as soon as possible. If the records of our transfer agent, American Stock Transfer & Trust Company, LLC, show that you own shares in your name, or you own shares in our Dividend Reinvestment Plan, then you can submit your proxy for those shares via the Internet or by using a toll-free telephone number provided on the proxy card. Or you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on April 26, 2019

This Proxy Statement and our 2018 Annual Report on Form 10-K are available at

www.proxyvote.com

2019 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT TABLE OF CONTENTS

BADGER METER, INC.

4545 West Brown Deer Road

Milwaukee, Wisconsin 53223

PROXY STATEMENT

To the Shareholders of

BADGER METER, INC.

We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (“company”) to be used at our Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at the Badger Meter headquarters in the Customer Experience Center, 4545 W. Brown Deer Road, Milwaukee, Wisconsin (“WI”) 53223, on Friday, April 26, 2019, at 8:30 a.m., local time, and at any adjournment or postponement thereof.

If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us, by submitting a valid proxy bearing a later date or by voting your shares in person at the Annual Meeting. Unless you revoke your proxy, your shares will be voted at the Annual Meeting as you instructed in your proxy. Anyone who is a shareholder of record as of the close of business on February 28, 2019 (the “record date”), may attend the Annual Meeting and vote in person. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you may not vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, nominee, fiduciary or other custodian.

As of the record date, we had 29,120,166 shares of common stock, par value $1 per share, outstanding and entitled to vote. You are entitled to one vote for each of your shares of common stock.

If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you will receive a full meeting package including a voting instruction form to vote your shares. Your broker, nominee, fiduciary or other custodian may permit you to vote by the Internet or by telephone. A broker non-vote occurs when your broker, nominee, fiduciary or other custodian submits a proxy card with respect to your shares, but declines to vote on a particular matter, either because such nominee elects not to exercise its discretionary authority to vote on the matter or does not have discretionary authority to vote on the matter. Your broker, nominee, fiduciary or other custodian has the authority under New York Stock Exchange (“NYSE”) rules to vote your unvoted shares on certain routine matters like the ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2019, but not on the election of directors or the advisory vote to approve the compensation of our named executive officers.

We commenced distribution of this Proxy Statement and accompanying form of proxy on or about March 20, 2019.

NOMINATION AND ELECTION OF DIRECTORS

You and the other holders of the common stock are entitled to elect ten directors at the Annual Meeting. If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the ten nominees for director identified below. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares with your specific voting instructions for the election of directors. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

Directors will be elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). If you do not vote your shares at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, and a quorum is present, it will have no impact on the election of directors. Once elected, a director serves for a one-year term or until his/her successor has been duly appointed, or until his/her death, resignation or removal.

If a director receives more “withheld” votes than “for” votes in an uncontested election, then according to the process described in the company’s current bylaws, that director will tender his or her resignation to the Chairman of the Board of Directors following certification of the shareholder vote, and the Chairman will refer the resignation to the Board of Directors' Resignation Committee to consider whether or not to accept such resignation. Thereafter, the board will disclose its decision regarding whether to accept the director’s resignation (or the reason(s) for rejecting the resignation, if applicable) in a Current Report on Form 8-K furnished to the Securities and Exchange Commission.

The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are current directors of our company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors

The Board of Directors currently consists of ten directors, including Mr. Bockhorst and Ms. Myers who were who were appointed as directors on September 24, 2018 and February 27, 2019, respectively after recommendation by the Corporate Governance Committee.  Proxies may not be voted for any individuals who are not nominees.

The following section provides information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his/her age, positions held, principal occupation and business experience for the past five years, and the names of other companies, some of which are publicly-held, of which he/she currently serves as a director or has served as a director during the past five years. Two of our directors, Todd A. Adams and Todd J. Teske each serve as the chief executive officer of a publicly-traded company.  Mr. Teske serves on a total of three public-company boards, including his own. Each of these directors are located in the metropolitan Milwaukee area thereby minimizing the amount of travel required to serve on the company's board, since the company is headquartered in the metropolitan Milwaukee area and holds its board, committee and shareholder meetings in the area. The Corporate Governance Committee has considered the time requirements to serve as a director and believes that each director has demonstrated the ability to dedicate the proper amount of time to serve on the company's board. All directors meet the qualifications established by the Corporate Governance Committee.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he/she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board.

Name	Age	Business Experience During Last Five Years	Director Since
Todd A. Adams	48

Rexnord (a producer of process and motion control components and water management products, headquartered in Milwaukee, WI): President and Chief Executive Officer since 2009 and also serves on its board of directors. Mr. Adams joined Rexnord in 2004 where his prior roles included President of the Water Management platform, Senior Vice President & Chief Financial Officer, and Vice President - Controller & Treasurer. Prior to Rexnord, Mr. Adams held senior financial roles with The Boeing Company, APW Ltd., Applied Power and IDEX. Mr. Adams announced his resignation from the board of Generac Holdings effective May 1, 2019. Mr. Adams’ public company leadership and complex manufacturing expertise as well as experience in water management solutions are an excellent combination of skills to provide advice and insights for the company.

			2017
Kenneth C. Bockhorst…...	46

Badger Meter, Inc.: President and Chief Executive Officer. Mr. Bockhorst joined Badger Meter as Chief Operating Officer in October 2017 and was promoted to President in April 2018 and CEO in 2019.  Prior to Badger Meter, he served six years at Actuant Corporation (a diversified industrial company), most recently as executive vice president of the Energy segment. His previous roles included president of the Hydratight business unit and global vice president of operations for Enerpac.  Prior to Actuant, he held product management and operational leadership roles at IDEX and Eaton. He has significant operational and M&A experience which enables him to provide the board with valuable advice and insights.

			2018

Name	Age	Business Experience During Last Five Years	Director Since
Thomas J. Fischer	71

Mr. Fischer is a consultant in corporate financial and accounting matters and a retired Senior Regional Managing Partner of Arthur Andersen LLP. At Arthur Andersen he served principally global public manufacturing and distribution companies. Mr. Fischer is also a director of Regal-Beloit Corporation, headquartered in Beloit, WI and WEC Energy Group, headquartered in Milwaukee, WI. Mr. Fischer’s expertise in the areas of financial, accounting and auditing matters, including financial reporting, corporate transactions and enterprise risk management allows him to provide valuable advice and insights to the company in these areas.

			2003
Gale E. Klappa	68

WEC Energy Group (one of the nation’s largest electric and natural gas delivery companies, headquartered in Milwaukee, WI): Executive Chairman, February 2019 to present; Chairman and Chief Executive Officer from 2004 to May 2016 and October 2017 to January 2019; Non-Executive Chairman from May 2016 to October 2017. President from 2003 to August 2013. Mr. Klappa is a director of WEC Energy Group and its wholly owned subsidiary, Wisconsin Electric Power Company, and Associated Banc-Corp., headquartered in Green Bay, WI. Mr. Klappa has significant experience as the CEO of a major public company and as a manager of regulated utility companies. Further, he has in-depth knowledge of utility metering needs and financial and accounting matters. He is able to provide valuable advice and insights to the company in these areas.

			2010
Gail A. Lione	69

Dentons (a global law firm): Senior Counsel. Georgetown University School of Law: Adjunct Professor of Intellectual Property Law. Former Adjunct Professor of Intellectual Property Law at Marquette University School of Law. The Harley-Davidson Foundation: Retired President. HarleyDavidson, Inc.: Former Executive Vice President, General Counsel & Secretary and Chief Compliance Officer. Ms. Lione is a director of Sargento Foods Inc., a privately-held company headquartered in Plymouth, WI. Ms. Lione is a Senior Fellow of the Governance Center of the Conference Board. Ms. Lione has significant legal and management experience in manufacturing that includes securities law, intellectual property, corporate governance and corporate compliance, as well as human resources issues, which enables her to provide valuable advice and insights to the company.

			2012
Richard A. Meeusen	64	Badger Meter, Inc.: Chairman and retired Chief Executive Officer. Mr. Meeusen is a director of Menasha Corporation, a privately-held company headquartered in Neenah, WI and Serigraph Inc., a privately-held company headquartered in West Bend, WI. Mr. Meeusen has significant experience in managing Badger Meter during his 17 years as CEO which enables him to provide the board with valuable advice and insights.	2001
Tessa M. Myers…………	43	Rockwell Automation (world’s largest company dedicated to industrial automation and information): Vice President-North America Sales, Services and Solutions. Ms. Myers has more than 20 years of experience serving in a variety of sales, channel management, and regional business unit leader roles including global responsibilities in Singapore and Canada for Rockwell. Throughout her marketing and engineering roles, she has developed expertise in “smart” devices, data and analytics connectivity and Internet of Things (IoT) which allows her to provide valuable advice and insights to the company.	2019

Name	Age	Business Experience During Last Five Years	Director Since
James F. Stern	56

A. O. Smith Corporation (a manufacturer of water heating equipment and water treatment and air purification products, headquartered in Milwaukee, WI): Executive Vice President, General Counsel and Secretary since 2007. Mr. Stern has more than 25 years of experience in management, corporate governance and M&A. For the past several years he has chaired A. O. Smith’s global water treatment steering committee, focusing on strategy, expansion and alignment of the water treatment businesses. Prior to joining A. O. Smith, Mr. Stern was a partner at Foley & Lardner LLP in Milwaukee, WI.  Mr. Stern’s legal, international and water background provides valuable advice and insights for the company.

			2016
Glen E. Tellock	58

Lakeside Foods (a premier private brand supplier of high quality canned and frozen vegetables, headquartered in Manitowoc, WI): President and Chief Executive Officer since May 2016. Prior to that, Mr. Tellock served The Manitowoc Company, Inc. (a crane and foodservice manufacturing company) from 1991 to 2015, holding various leadership positions including Chief Financial Officer, until his appointment as President and Chief Executive Officer in 2007 and Chairman, President and Chief Executive Officer in 2009. Prior to The Manitowoc Company, Inc., Mr. Tellock held roles at The Denver Post Corporation and Ernst & Whinney. Mr. Tellock currently serves on the board of Astec Industries, Inc. Mr. Tellock’s past experience as CEO of a public manufacturing company and current experience at Lakeside Foods enables him to provide valuable advice and insights to the company.

			2017
Todd J. Teske	54

Briggs & Stratton Corporation (a producer of gasoline engines and outdoor power products, headquartered in Wauwatosa, WI [metropolitan Milwaukee area]): Chairman, President and Chief Executive Officer. Previously he served as President and Chief Executive Officer, and President and Chief Operating Officer. Mr. Teske is a director of Briggs & Stratton Corporation and Lennox International, Inc. Mr. Teske has significant experience in management and as the Chief Executive Officer of a public company and in the operational management of a manufacturing company, including international operations and financial and accounting matters which enables him to provide valuable advice and insights to the company.

			2009

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR ALL NOMINEES” AS IDENTIFIED ABOVE

Independence, Committees, Meetings and Attendance

Our Board of Directors has three standing committees: the Audit and Compliance Committee (referred to as the Audit Committee), the Compensation Committee and the Corporate Governance Committee (referred to as the Governance Committee). The Board of Directors has adopted written charters for each committee, which are available on our website at badgermeter.com under the selection “Company”- “Investors”-“Governance”-“Governance Documents.”

In making independence determinations, the board observes all criteria for independence established by the Securities and Exchange Commission (“SEC”), the New York Stock Exchange, and other governing laws and regulations. The board has determined that each of the directors (other than Messrs. Bockhorst and Meeusen) (i) is “independent” within the definitions contained in the current New York Stock Exchange listing standards and our Principles of Corporate Governance; (ii) meets the categorical independence standards adopted by the board (set forth below); and (iii) has no other “material relationship” with the company that could interfere with his/her ability to exercise independent judgment. In addition, the board has determined that each member of the Audit Committee and Compensation Committee, respectively, meets the additional independence standards of the New York Stock Exchange.

The current committee assignments are:

BOARD COMMITTEES
Independent Director	Audit and Compliance	Compensation	Corporate Governance
Todd A. Adams	X
Thomas J. Fischer	X*		X
Gale E. Klappa		X*	X
Gail A. Lione		X	X
Tessa M. Myers			X
James F. Stern	X	X
Glen E. Tellock	X
Todd J. Teske		X	X*

*	Chairman of the Committee

Committee assignments are made following the annual meeting of shareholders each year.

The Audit Committee met five times in 2018. The Audit Committee oversees our financial reporting process on behalf of the board and reports the results of their activities to the board. The activities of the Audit Committee include selecting and engaging, with shareholder ratification, an independent registered public accounting firm, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring our internal controls, ethics and compliance risk management, and pre-approving and reviewing audit fees and other services performed by our independent registered public accounting firm. The board has determined that three Audit Committee members qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Furthermore, the board has determined that all members of our Audit Committee meet the financial literacy requirements of the New York Stock Exchange.

In overseeing the independent registered public accounting firm, the Audit Committee, among other things, (i) reviews the independence of the independent registered public accounting firm; (ii) reviews periodically the level of fees approved for the independent registered public accounting firm and the pre-approved non-audit services it has provided; (iii) reviews the performance, qualifications and quality control procedures of the independent registered public accounting firm; and (iv) reviews the scope of and overall plans for the annual audit and the internal audit program. In addition to the Audit Committee’s responsibilities regarding the independent registered public accounting firm, the Audit Committee established, and oversees, procedures for the receipt, retention and treatment, on a confidential basis, of any concerns regarding questionable accounting, internal controls or auditing matters.

The Compensation Committee, which met five times in 2018, and one time in January 2019, reviews and establishes all forms of compensation for our executive officers and directors, administers our compensation plans, including the various stock plans, reviews the various management development and succession programs and addresses compensation-related risks.

The Governance Committee, which met two times in 2018, oversees all matters related to director performance, including the recommendation of nominees for the Board of Directors, assists the Board of Directors in providing oversight of the company’s enterprise risk management program, and oversees all corporate governance matters, including monitoring and evaluating Board and Committee skills, tenure, diversity and performance and developing and recommending to the board the company’s Principles of Corporate Governance.

The Board of Directors held five meetings in 2018. During 2018, all directors attended at least 75% of the meetings of the full board and the committees on which they served during the period. A closed session for only independent directors was held following each of the regular board meetings. All members of the board attended the 2018 Annual Meeting of Shareholders. It is the board’s policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

Leadership Structure

Effective January 1, 2019, the positions of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) are separated between Mr. Meeusen and Mr. Bockhorst.  This allows our CEO, Mr. Bockhorst, to focus on the day-to-day business operations, while the Board Chair leads our board in providing strategic direction, oversight and advice to management.  The board retains the authority to modify this leadership structure as and when appropriate to best address the company’s circumstances and advance the interests of all shareholders.  The Board Chair’s responsibilities include:  liaising between the CEO, lead outside director and other independent directors and consulting with the CEO as to appropriate scheduling and agendas of meetings of the board.

Because our Chairman is not an independent director, our independent directors believe it is appropriate to appoint an independent director as a Lead Outside Director. Our Lead Outside Director, if elected as a director on an annual basis by our shareholders, serves for a three-year term and if reappointed, can serve up to two consecutive terms.  The Lead Outside Director works with our Chairman and CEO and other board members to provide strong, independent oversight of our management and affairs. Among other things, our Lead Outside Director serves as the principal liaison between the Chairman and our independent directors and chairs the closed sessions that consist of only our independent directors. Mr. Teske currently serves as Lead Outside Director of the board.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the company’s business strategy is a key part of its assessment of management’s tolerance for risk and also a determination of what constitutes an appropriate level of risk for the company. The full Board of Directors participates in an annual enterprise risk management assessment. In this process, risk is assessed by management throughout the business, focusing on four primary areas of risk: employment risks, facility risks, product risks and general business risks (which include strategic, financial, legal, compliance and reputational risks). A report is provided and presented to the board, which is reviewed thoroughly.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risks, including overseeing the integrity of the company’s financial statements, qualifications and independence of the independent registered public accounting firm, internal controls and general corporate ethics and compliance. In addition, the Audit Committee annually reviews and assesses the effectiveness of the company’s overall compliance program. The Compensation Committee focuses on compensation risks including risks associated with the administration and structure of our employee benefit plans. The Governance Committee focuses on corporate governance policies that help mitigate risk.

Nomination of Directors

All members of the Governance Committee meet the definition of independence set forth by the New York Stock Exchange. The Governance Committee has responsibility for recommending nominees for our Board of Directors. The board has adopted a policy by which the Governance Committee will consider nominees for board positions, as follows:

•	When a vacancy occurs on the Board of Directors, the Governance Committee will initiate and oversee a search process for potential new candidates for Board of Director positions.
•

The Governance Committee will review each candidate’s qualifications in light of the needs of the Board of Directors and the company, considering the current mix of director attributes and other pertinent factors.

•	The following minimum qualifications must be met by each director nominee:
•	Each director must display the highest personal and professional ethics, integrity and values.
•	Each director must have the ability to exercise sound business judgment.
•

Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the CEO based on that expertise and experience.
•	Each director must be able to represent all shareholders of the company and be committed to enhancing long-term shareholder value.
•	The majority of the directors must be independent, as defined herein and according to applicable rules of the SEC and the listing standards of the New York Stock Exchange.
•	Each director must have sufficient time available to devote to activities of the board and to enhance his or her knowledge of the company’s business.
•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.
•

The board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the board’s deliberations and enables the board to better represent all of the company’s constituents.  Accordingly, the board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences as part of each board search the company undertakes.

•	No candidate, including current directors, may stand for reelection after reaching the age of 72.
•

The Governance Committee will consider candidates recommended by shareholders.  There are no differences in the manner in which the Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•

To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected.

•

To be considered by the Governance Committee for nomination and inclusion in our Proxy Statement, the Board of Directors must receive shareholder recommendations for director no more than 60 days and no less than 90 days prior to the second Saturday in the month of April or as otherwise stated in the company’s Proxy Statement. See “Other Matters” for the deadline for shareholder recommendations for directors with respect to the 2020 Annual Meeting of Shareholders.

During 2018, and as of the date of this Proxy Statement, the Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Governance Committee did not receive any shareholder nominees for consideration at the Annual Meeting.

Communications with the Board of Directors

Shareholders and non-shareholders may communicate with the full Board of Directors, non-management directors as a group or individual directors, including the Chairman or Lead Outside Director, by submitting such communications in writing to the intended recipient, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Secretary will forward communications received to the appropriate party. However, commercial advertisements or other forms of solicitation will not be forwarded.

Categorical Independence Standards for Directors

The company’s categorical independence standards for directors are contained in the company’s Principles of Corporate Governance, which are annually reviewed by the Governance Committee. If appropriate, changes are recommended to the Board of Directors for approval.

A director who at all times during the previous three years has met all of the following categorical standards and has no other material relationships with Badger Meter, Inc. will be deemed to be independent:

1.The company has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or CEO does not disqualify a director from being considered independent following that employment.

2.Neither the director, nor any of his or her immediate family members, has received more than $120,000 per year in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the company need not be considered in determining independence under this test.

3.The director has not been employed by, or affiliated with the company’s present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a nonprofessional capacity).

4.Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of the company’s present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

5.Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. In applying this test, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the company and the director’s or immediate family member’s current employer; the company need not consider former employment of the director or immediate family member.

6.Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the company gives directly, or indirectly through the provision of services, more than $1 million per annum or 2% of such organization’s consolidated gross revenues (whichever is greater).

In addition to satisfying the criteria set forth above, directors who are members of the Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following additional criteria:

1.A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service).

2.A director, who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, be an affiliated person of the company.

3.If an Audit Committee member simultaneously serves on the audit committees of more than two other public companies, then the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the company’s Audit Committee. The company must disclose this determination in its Proxy Statement.

Available Corporate Governance Information

The company’s Code of Business Conduct, Principles of Corporate Governance, Code of Conduct for Financial Executives and Charters of all current board committees are available on our website at badgermeter.com under the selection “Company” - “Investors” – “Governance”- “Governance Documents”. Copies can also be obtained by writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536.

RELATED PERSON TRANSACTIONS

We had no transactions during 2018, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board of Directors has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•

A “related person” means any person who is, or was at some time since the beginning of the last fiscal year, (a) one of our directors, executive officers or nominees for director, (b) a greater than five percent beneficial owner of our common stock, or (c) an immediate family member of the foregoing; and

•

A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Governance Committee certain information relating to related person transactions for review, approval or ratification by the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the Board of Directors.

Certain related person transactions are deemed pre-approved, including, among others, (a) any transaction with another company, or charitable contribution, grant or endowment to a charitable organization, foundation or university, at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the company’s total annual revenues or the charitable organization’s total annual receipts, and (b) any transaction involving a related person where the rates or charges involved are determined by competitive bids.

STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT

The following table provides information concerning persons known by us to beneficially own more than five percent of our common stock as of February 28, 2019.

Name	Aggregate Number of Shares	Percent of Common Stock Beneficially Owned
BlackRock, Inc.	4,289,877	14.7%	(1)
55 East 52nd Street New York, NY 10055
The Vanguard Group, Inc.	3,252,297	11.2%	(1)
100 Vanguard Boulevard Malvern, PA 19355
Kayne Anderson Rudnick Investment Management, LLC	1,857,764	6.4%	(1)
1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067

(1)	Share ownership at December 31, 2018 per Schedule 13G filings.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 28, 2019, the number of shares of common stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as the named executive officers or “NEOs”), and (iii) all of our directors and executive officers as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.

Name	Aggregate Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Todd A. Adams	2,627	*	(2)
Thomas J. Fischer	28,474	*	(3)
Gale E. Klappa	16,984	*
Gail A. Lione	26,548	*
Richard A. Meeusen	294,075	1.0%	(4)
Tessa M. Myers	—	*	(5)
James F. Stern	5,265	*
Glen E. Tellock	5,265	*
Todd J. Teske	16,984	*
Kenneth C. Bockhorst	19,763	*	(6)
Horst E. Gras	14,260	*	(7)
Richard E. Johnson	85,499	*	(8)
Beverly L.P. Smiley	68,277	*	(9)
All Directors and Executive Officers as a Group (21 persons, including those named above)	760,343	2.6%	(10)

*	Less than one percent
(1)

Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which includes shares from stock options that are currently exercisable or were exercisable within 60 days of February 28, 2019.

(2)

Does not include deferred director fee holdings of 5,502 phantom stock units held by Mr. Adams under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(3)	Mr. Fischer shares voting power with his spouse over the reported shares.
(4)

Mr. Meeusen has sole investment and voting power over 73,562 shares he holds directly, 8,571 shares in our Employee Savings and Stock Ownership Plan and 211,942 shares subject to stock options that are currently exercisable.

(5)	Ms. Myers was appointed to the Board on February 27, 2019.
(6)

Mr. Bockhorst has sole investment and voting power over 2,715 shares he holds directly, 108 shares in our Employee Savings and Stock Ownership Plan, 2,108 shares subject to stock options that are currently exercisable or were exercisable within 60 days of February 28, 2019 and 14,832 shares of restricted stock.

(7)

Mr. Gras has sole investment and voting power over 9,973 shares he holds directly, 2,083 shares subject to stock options that are currently exercisable or were exercisable within 60 days of February 28, 2019 and 2,204 shares of restricted stock.

(8)

Mr. Johnson holds 5,138 shares in our Employee Savings and Stock Ownership Plan and 30,361 shares subject to stock options that are currently exercisable. He has shared investment and voting power over 50,000 shares he owns with his spouse.

(9)

Ms. Smiley has sole investment and voting power over 48,516 shares she holds directly, 12,948 shares in our Employee Savings and Stock Ownership Plan and 5,813 shares subject to stock options that are currently exercisable.  She has shared investment and voting power over 1,000 shares she owns with her children.

(10)	For the group, the percentage was calculated by including all shares that the members have the right to acquire within 60 days of February 28, 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our executive compensation programs for 2018 and discusses the compensation decisions that we made with respect to our Named Executive Officers (NEOs).   For 2018, our NEOs were:

•	Mr. Richard A. Meeusen, Chairman and Chief Executive Officer (1);
•	Mr. Richard E. Johnson, Senior Vice President – Finance, Chief Financial Officer, and Treasurer (2);
•	Mr. Kenneth C. Bockhorst, President (3);
•	Mr. Horst E. Gras, Vice President – International Operations; and
•	Ms. Beverly L.P. Smiley, Vice President – Controller (4).

(1)

In September 2018, the company announced Mr. Meeusen’s retirement as Chief Executive Officer effective December 31, 2018, a position he had held since 2002.    Mr. Meeusen will serve as non-executive Chairman of the Board of Directors for one year.

(2)

In December 2018, the company announced Mr. Johnson’s retirement effective April 2019.   Beginning January 1, 2019, Mr. Johnson was appointed Senior Vice President – Administration.   Mr. Robert A. Wrocklage was named Vice President – Finance, Chief Financial Officer and Treasurer effective January 1, 2019.

(3)	Mr. Bockhorst, previously President and Chief Operating Officer, was appointed President and Chief Executive Officer effective January 1, 2019.

(4)	In December 2018, the company announced Ms. Smiley’s retirement effective March 2019.

Overview of Compensation Policies and Procedures

Our executive compensation program for all executive officers, including each NEO, is administered by the Compensation Committee. The Compensation Committee is composed of four independent directors: Mr. Klappa (Chairman), Ms. Lione, Mr. Stern, and Mr. Teske.

The Compensation Committee is committed to developing and implementing an executive compensation program that directly aligns the interests of all executive officers with the long-term interests of shareholders.  The compensation philosophies that guide the Compensation Committee as it carries out its duties include the following:

•	Executive compensation programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.
•

The payment of annual incentive compensation should be directly linked to the attainment of performance goals approved by the Compensation Committee. See “Total Compensation and Link to Performance” below.

•

Long-term incentive programs should be designed to align with shareholder interests by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executive officers are committed to our long-term success.

•

The Compensation Committee should attempt to achieve a fair and competitive compensation structure for our executive officers by implementing both short-term and long-term plans with fixed and variable components.

•

Compensation policies should be structured to align the interests of management with the interests of shareholders, in a manner that does not encourage excessive risk taking. To discourage excessive risk taking, the Compensation Committee conducts an annual risk assessment of our compensation plans and places great emphasis on equity-based incentive compensation and stock ownership by executive officers.

While the Compensation Committee retains sole authority in making its decisions and recommendations regarding executive compensation, it considers and reviews, among other things:

•

Compensation data obtained through an independent executive compensation consultant for competitive businesses of similar size and business activity. The data considered includes information relative to both base salary and bonus separately and on a combined basis, as well as total cash and long-term incentive compensation.

•

Our financial performance as a whole relative to the prior year, our budget and other meaningful financial data, such as sales, return on assets, return on equity, cash generated from operations and financial position.

•	The recommendations of the CEO with regard to the other executive officers, including the NEOs.

In developing compensation plans for fiscal year 2019, the Compensation Committee considered the positive “say on pay” vote of our shareholders at our 2018 Annual Meeting of Shareholders. As a result, and as we describe in this Compensation Discussion and Analysis, the Compensation Committee kept in place for fiscal year 2019 most of the same executive compensation program components that it had disclosed to shareholders in the Proxy Statement for the 2018 Annual Meeting of Shareholders.

Executive Compensation and Governance Practices and Standards

We endeavor to maintain sound governance practices and standards consistent with our executive compensation philosophies. Below is a summary of those practices and standards:

What We Do	What We Do Not Do
✓ Use performance metrics to align pay with performance	✘ Provide excessive executive perquisites

✓  Cap payouts under our annual cash bonus long-term incentive plans

✓  Have robust stock ownership guidelines for our CEO. NEOs and all executive officers

✓  Apply clawback provisions to annual cash bonus and long-term incentive plans

✓  Engage an independent compensation consultant that reports to the Compensation Committee

✘ Provide single-trigger change-in-control severance   benefits

✘ Offer gross-ups of related excise taxes on executive severance or change-in-control agreements

✘ Reprice stock options

✘ Provide incentive programs that encourage excessive risk taking

✓  Prohibit short sales, hedging or pledging of our stock by our executive officers and directors

✓  Comprise the Compensation Committee of entirely independent directors

✓  Require a double trigger in change-of-control provisions

✓  Compensation Committee regularly meets in executive session without management present and performs an annual risk assessment of compensation practices

Role of Compensation Consultant

For 2018, the Compensation Committee engaged Willis Towers Watson PLC (“WTW”), an independent compensation consultant. The Compensation Committee generally engages an independent compensation consultant and has the authority to approve fees and other terms of the engagement. The consultant’s duties were to evaluate executive compensation, to discuss with the Compensation Committee general compensation trends, to provide the Compensation Committee with competitive market data relating to the compensation of each of our NEOs, and to assist our CEO in developing compensation recommendations to present to the Compensation Committee for the executive officers other than himself. The compensation consultant provides the Committee with advice, consultation and market information on a regular basis, as requested, throughout the year. The executive compensation consultant does not make specific recommendations on individual compensation amounts for the executive officers, nor does the consultant determine the amount or form of executive compensation. The Compensation Committee has assessed the independence of WTW pursuant to Securities and Exchange Commission rules and New York Stock Exchange listing standards and affirmatively determined that WTW's services have not raised any conflicts of interest.

Total Compensation and Link to Performance

We strive to compensate our executive officers at competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance and the individual performance of our executive officers, all of which is designed to align compensation with our shareholders’ interests. For example, the annual bonus plan is based primarily on targeted annual growth in adjusted operating earnings. Long-term bonus plans include cash awards based upon operating earnings targets over three-year performance periods, and restricted stock and option grants that increase or decrease in value with changes in the stock price. These programs are further described under “Elements of Compensation” below.

For those compensation components where individual performance is a consideration, individual performance is considered as part of the overall evaluation process. This evaluation of individual performance impacts the annual adjustment to base salaries for all of our executive officers and also may impact payments made under the annual bonus plan for all officers except the CEO. For the periods disclosed, the Compensation Committee determined that the performance of all executive officers was satisfactory. As such, annual base salary adjustments were made for each executive officer based upon recommendations from the CEO (for all executive officers except the CEO) and the judgment of the Compensation Committee, although no adjustments were made to the payments made under the annual bonus plan.

We believe that the total compensation paid or awarded to our executive officers during 2018 was consistent with our financial performance and the individual performance of each of the executive officers. Based on our analysis and the advice of WTW, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above.

As noted above, our CEO serves in an advisory role to the Compensation Committee with respect to executive compensation for executive officers other than himself (the CEO does not participate in determining or recommending compensation for himself). His recommendations are given significant weight by the Compensation Committee, but the Compensation Committee remains responsible for all decisions on compensation levels for the executive officers and on our executive compensation policies and executive compensation programs. All decisions on executive compensation levels and programs are made by the Compensation Committee.

Amount and Elements of Compensation

The Compensation Committee determines the amounts and elements of compensation under our compensation program for our executive officers. The program involves base salaries, benefits, short-term annual cash bonus plan and a long-term incentive program using a mix of stock options, restricted stock and cash incentives.

Peer Group and Compensation Survey Data. Compensation levels are established for each executive officer by the Compensation Committee, with general reference to data supplied by WTW on organizations of similar size and business activity. For 2018, WTW provided data from two sources: general industry survey data and the recent proxy statements of a peer group selected by the company and approved by the Compensation Committee. The general industry survey data was obtained from the 2018 WTW Executive Compensation Database Survey. This compensation data incorporates primarily publicly-traded companies, and has a broad definition of similar business activity, thereby providing a comprehensive basis for evaluating Badger Meter’s compensation compared to market. The survey includes salaries, bonus opportunities, total cash compensation, long-term incentive compensation and total direct compensation. Where appropriate, the data was size-adjusted using regression analysis based on company revenues.

We developed a peer group of thirteen comparable publicly-held manufacturing companies that have business operations similar to ours (the “peer group”). The compensation information for the five highest paid executives at each of the thirteen companies was obtained from the proxy statements of the companies and compared to the compensation of our five highest paid executives. The Compensation Committee annually reviews and approves the appropriateness of the selected peer group.   The companies in the peer group for 2018 were:

A.O. Smith	Helios	Perma-Pipe
CIRCOR International	Itron, Inc.	Rexnord Corporation
ESCO Technologies	Lindsay Corporation	Watts Water Technologies
Franklin Electric Co.	Mueller Water Products
Gormann-Rupp	Northwest Pipe Co.

Base Salary. Our policy is to pay executive officers at market, with appropriate adjustments for performance and levels of responsibility. To aid the Compensation Committee in its understanding of each executive officer’s performance and levels of responsibility, the Compensation Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each such officer. The Compensation Committee has consistently applied this policy and procedure with respect to base salaries for the past 27 years.

Base salary increases across all executive officers for calendar year 2018 were approved by the Compensation Committee on November 9, 2017 and ranged from 2.5% to 4.0%. Mr. Meeusen received a compensation increase of 3.0%. The other NEOs received base salary increases ranging from 2.5% to 3.0%. These increases were based primarily on our philosophy to keep base salaries at market to maintain competitive salary levels, but they also reflect the positive impact each of our executive officers had on our financial and strategic results in 2017.

Base salary increases for our executive officers for calendar year 2019 were approved by the Compensation Committee on November 8, 2018 and ranged from 2.0% to 3.5%.  As noted above, Mr. Bockhorst was promoted to President and CEO effective January 1, 2019 and received a base salary increase of 9.5% to $575,000.   Additionally, Mr. Wrocklage was promoted to Vice President – Finance, Chief Financial Officer and Treasurer effective January 1, 2019.    The Compensation Committee referenced salary survey data provided by WTW in determining Mr. Bockhorst’s and Mr. Wrocklage’s base salaries. The other NEOs received base salary increases of 2.0% to 3.0%. These increases were based primarily on our philosophy to keep base salaries at market to maintain competitive salary levels, but they also reflect the positive impact each of our executive officers had on our financial and strategic results in 2018.

Annual Bonus Plan. Our annual bonus plan is designed to reward executive officers, along with other leaders and most salaried employees of Badger Meter.   The plan is intended to provide a competitive level of compensation when performance objectives and metrics are achieved. Under the annual bonus plan, the target bonus level for the CEO was 100% of base salary and the target bonus levels for all other NEOs ranged from 35% - 80% of base salary in 2018, depending on scope of the NEOs duties and responsibilities. The targets set pursuant to the annual bonus plan for 2018 were comprised of two components - a financial factor based on the attainment of a certain level of adjusted operating earnings and individual performance for all officers except the CEO.

The Compensation Committee approves the target level of adjusted operating earnings used for the financial component of the determination of an executive’s annual bonus at the beginning of each year. For 2018, the target financial factor was based on achieving an increase in adjusted operating earnings of 8.0% over 2017.

Per the terms of our annual bonus plan, the Compensation Committee may make adjustments to reported operating earnings for certain items such as pension settlement, curtailment or termination charges, costs (other than internal labor) associated with actual or potential acquisitions, results of newly acquired entities for the first twelve months after the effective date of acquisition and other non-operating items such as significant gains or losses from the disposal or impairment of long-term assets. For 2018, the Compensation Committee approved adjustments to operating earnings (and the related bonus payments) for costs associated with terminating the company’s defined-benefit pension plan, acquisition and due diligence costs incurred in 2018 associated with both completed and uncompleted acquisition activities, results from acquired companies, and certain non-operating items including executive retirement costs recorded in 2018, such adjustments being consistent with past practices.

Details of the annual bonus targets and achievement specific to executive officers, including our NEOs, for 2018 were as follows (in millions):

	2018 Annual Bonus Scale			2018 Annual Bonus Achievement
	Threshold	Target	Maximum	Actual
2018 Adjusted Operating Earnings	$57.40	$62.00	$66.50	$59.23
Bonus Payout	50%	100%	150%	69.9%
% Operating Earnings Increase from 2017	0%	8%	16%	3%

The 2018 annual bonus for each executive officer, except the CEO, could also be adjusted up or down 10% at the discretion of the Compensation Committee. Further, the Compensation Committee has the authority to award special performance bonuses. No such adjustments were made for 2018 for the regular program, and there were no special performance bonuses.

Beginning in calendar 2019, the Compensation Committee approved an increase to the maximum annual bonus payout target under the annual bonus plan from 150% to 200%.  This change was made to align with the company’s peer group practices and to incent greater accountability and performance achievement.   Details of the 2019 bonus targets (in millions) are as follows:

	2019 Annual Bonus Scale
	Threshold	Target	Maximum
2019 Adjusted Operating Earnings	$59.23	$65.00	$71.00
Bonus Payout	50%	100%	200%
% Operating Earnings Increase from 2018	0%	10%	20%

Long-Term Incentive Plan (referred to as LTIP)

Each year, we grant annual long-term incentive compensation awards to each of our executive officers in an amount determined by our Compensation Committee. The purpose of the long-term incentive grants is to align our executive officers’ interests with those of our shareholders, and to present an opportunity for our executive officers to gain or increase their equity interests in our stock. (See the discussion below under Common Stock Ownership Guidelines).

In 2018, long-term incentive compensation awards for the executive officers were comprised of 30% restricted stock awards, 30% stock option awards and 40% cash bonus. The mix is intended to provide balance between performance-oriented long-term incentive vehicles (stock options and cash bonus) and retention-oriented long-term incentive vehicles (restricted stock). We believe that the granting of stock options and the use of a cash bonus tied to an extended performance period serves to encourage the executive officers to direct efforts that will ultimately align our executive compensation program with our shareholders’ interests over the long term. We believe that the granting of restricted stock serves to encourage our executive officers to direct their efforts to increase shareholder value.

In determining the amount of incentive compensation to be awarded to each NEO, we consider the mix of long-term incentives provided by the companies in the competitive market data supplied by WTW and the peer group as a guidepost, but we primarily structure the long-term incentive mix based on our compensation objectives. Specifically, the nature and amount of the long-term incentive compensation awarded to each of the NEOs was based primarily on our desire to ensure that executive compensation is tied to our performance, with an appropriate balance focused on our long-term versus short-term performance. The mix of the long-term incentive awards was the same for each of the NEOs. Furthermore, the individual performance of each NEO was considered as part of the overall evaluation process, with the Compensation Committee determining that the performance of each of the NEOs was satisfactory.  As a result, in 2018 the individual performance of the NEOs did not result in any adjustments to the nature or amount of the long-term incentive compensation awarded to such NEO.

In addition to the annual stock option and restricted stock grants described above, one-time stock option or restricted stock awards may be granted to new executive officers either upon hire or within one year of becoming an executive officer.  For example, upon Mr. Bockhorst’s hire in October 2017, he received a one-time new hire grant of restricted stock totaling $700,000 which vests ratably over a five-year period.

In selecting a date of grant for any stock option and restricted stock awards, the Compensation Committee establishes a date that avoids any inference of timing such awards to the release of material non-public information. Restricted stock awards use an average of the prior 10 days closing prices to determine the number of shares granted based on a predetermined dollar value. Stock option awards are granted with an exercise price equal to the closing price of our common stock on the date of grant.

In addition to stock option and restricted stock awards, our LTIP incentive plan provides for cash-based performance unit awards to all executive officers, including the NEOs.  Under the LTIP cash award program, the Compensation Committee establishes three-year adjusted operating earnings goals that are the basis for threshold, target and maximum payout amounts for the three-year performance period. At the threshold, target and maximum levels of operating earnings, the executive officers earn 50%, 100% and 200%, respectively, of the target cash payout for each officer, with the payouts pro-rated for performance between these amounts. The table below summarizes the threshold, target, and maximum operating earnings goals (in millions) for each granted performance period, as well as the actual achievement (in millions) for the most recently completed three-year performance period:

	LTIP Incentive Plan (Cash Award) - Adjusted Operating Earnings Targets			LTIP Incentive Achievement
Performance Period	Threshold (50%)	Target (100%)	Maximum (200%)	Actual
2016 - 2018	$140.2	$169.2	$201.9	$168.4 (98.6%)
2017 - 2019	$171.1	$186.0	$206.4	NA
2018 - 2020	$190.1	$210.0	$229.4	NA
2019 - 2021	$196.1	$215.2	$235.0	NA

Adjusted operating earnings utilized to determine achievement for the LTIP cash award is determined in a manner similar to the annual bonus plan and is subject to the same potential and approved adjustments as described above.

Non-Executive Officer Incentives

Annual cash bonuses are also paid to all U.S. salaried exempt employees using the same adjusted operating earnings threshold and target levels as used for the executive officers and previously described under “Annual Bonus Plan.” For 2018, approximately 350 non-executive officers participated in that bonus plan.

Other Benefits

Salary Deferral Plan. All executive officers, except Mr. Gras, a German citizen, are eligible to participate in a Salary Deferral Plan described in Note 1 of the “Nonqualified Deferred Compensation Table” below. The Compensation Committee believes that it is appropriate to offer this program to enable the executive officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of WTW, the Compensation Committee believes that this program is competitive with comparable programs offered by other companies. As of December 31, 2018, Mr. Johnson and Ms. Smiley are the only NEOs who have balances in the Salary Deferral Plan.

Supplemental Retirement Plans. We offer various supplemental retirement plans to certain employees, including executive officers, except Mr. Gras, a German citizen. The purpose of these plans is to compensate the employees for pension reductions caused by salary deferrals or by regulatory limitations on qualified plans. We also maintain a nonqualified supplemental executive retirement plan designed to enhance the regular retirement programs. For 2018, Messrs. Meeusen and Johnson were the only participants in this plan. The Compensation Committee believes that these supplemental retirement plans are appropriate to attract and retain qualified executives. For more information on these plans, see the discussion that follows the “Pension Benefits Table” below.

Additional benefits. Each executive officer receives his/her choice of either the use of a vehicle for both personal and business purposes, or a vehicle allowance. We also pay certain club dues for the CEO. All executive officers, except Mr. Gras, participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan and other benefit plans provided to all of our U.S. employees.

Clawback Policy.  The company has a Compensation Recoupment Policy (commonly referred to as a “clawback policy”). The clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements and ethical and legal conduct. In the event that we are required to prepare an accounting restatement due to the material noncompliance with accounting rules, or we determine that an executive officer engaged in illegal or fraudulent conduct or materially breached the company’s Code of Business Conduct, the result of which is adverse to the company, whether financial or reputational harm, the policy requires the recoupment of certain incentive-based compensation that was granted to current or former executive officers of the company who received incentive-based compensation at any time after the effective date of policy and during the three-year period preceding the date on which we are required to prepare the accounting restatement, or, respectively, the date on which we determined the conduct occurred that caused the company the aforementioned harm.

Section 162(m) Limitations. The company’s compensation programs were designed generally to ensure tax deductibility of the compensation paid under the incentive plans based on tax regulations in effect at the time the plans were adopted, including Section 162(m) of the Internal Revenue Code. In December 2017, the Tax Cuts and Jobs Act of 2017 (“Tax Act”) was enacted in the United States. Among other changes, the Tax Act eliminated prospectively the provisions under Section 162(m) of the Internal Revenue Code that allowed tax deductions for certain performance-based compensation above the $1.0 million deductibility limit for certain executive officers, subject to transitional provisions for compensation and grants awarded prior to November 2017. Although the Tax Act substantially changed certain elements of tax deductibility of executive compensation, including the loss of certain deductions keyed to the former specified performance-based standards, the Committee intends to continue to structure compensation programs to be consistent with its pay-for-performance philosophy. During the transition period, the Committee anticipates taking appropriate action to preserve the deductibility for past awards to the extent reasonably possible and as permitted by transitional provisions.

Tax Gross-ups. The company does not provide tax gross-ups to any of the executive officers except in the unlikely event of a tax penalty in connection with the triggering of the Key Executive Employment and Severance Agreements as described in the “Potential Payments Upon Termination or Change-in-Control” below.

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers, whose expertise has been critical to our success, to encourage them to remain with us in the event of any merger or transition period. The Compensation Committee has reviewed these agreements and determined that they are appropriate given competitive market practices. Each KEESA requires a “double-trigger,” providing for payments in the event there is a change- in-control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change-in-control and (2) it is reasonably demonstrated by the executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change-in-control or (ii) otherwise arose in connection with or in anticipation of a change-in-control, or (b) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change-in- control or (ii) otherwise arose in connection with or in anticipation of a change-in-control. For more information regarding the KEESAs, see the discussion in “Potential Payments Upon Termination or Change-in-Control” below.

Common Stock Ownership Guidelines and Hedging and Pledging Policies

We believe that it is important to align executive and shareholder interests by defining stock ownership guidelines for our executives. As a result, each executive officer is expected to hold common stock equal to at least two-times his or her annual base salary, except the CEO who is expected to hold common stock equal to at least three-times his annual base salary. New executive officers are expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of becoming an executive officer. Each executive officer, including each NEO either met the targeted level of stock ownership, or are within the permitted six-year window to achieve the ownership requirement.

Additionally, we have a policy that prohibits our executive officers, as well as our directors, from engaging in short selling, hedging transactions and from holding our common stock in a margin account or pledging our common stock as collateral for a loan.

Risk Assessment

The Compensation Committee conducts an annual risk assessment of our compensation program to determine whether our compensation policies and practices are reasonably likely to have a material adverse effect on the company. Based on this assessment, the Compensation Committee believes that our compensation program is balanced and does not motivate or encourage unnecessary or excessive risk taking because of, in part, the following:

•	Base salaries are fixed in amount and thus do not encourage risk taking;
•	Our annual bonus plan is designed to align compensation with our shareholders’ interests over the long term;
•	Our long-term incentive plan uses a mix of performance measures that are designed to award our executives only if the company is achieving positive long-term growth;
•	We maintain appropriate caps on incentives; and
•	We have limited and appropriate perquisites.

2018 Retirement Agreements

As noted above and as previously disclosed by the company, during 2018 three of our executive officers announced their intention to retire from the company.  In conjunction with these planned retirements, the Compensation Committee approved retirement agreements with each retiree that describes the benefits to be received and responsibilities to be provided.  Mr. Meeusen and Mr. Johnson’s agreements were filed on Form 8-K with the SEC on September 24, 2018 and December 28, 2018, respectively. Ms. Smiley’s agreement largely mirrored Mr. Johnson’s.  A summary of the significant terms of each agreement are as follows.  This summary does not purport to be complete and is quantified in its entirety by reference to the agreements filed on Form 8-K.

Mr. Meeusen’s agreement was signed September 24, 2018 and specified his retirement as CEO effective December 31, 2018.  He will remain non-executive Chairman of the Board for one year.   His compensation as a member of the Board will be the same as other non-employee directors, as described in this Proxy.  Mr. Meeusen’s unvested stock options and stock awards became fully vested effective September 30, 2018.  In addition, Mr. Meeusen was paid the accrued value for outstanding but unvested long-term incentive plan awards as of December 31, 2018.

Mr. Johnson’s and Ms. Smiley’s agreements were signed on December 28, 2018.  Their unvested stock options and stock awards became fully vested effective January 1, 2019.  In addition, they were both paid the accrued value for outstanding but unvested long-term incentive plan awards as of December 31, 2018

The values of the items described above are included in the Summary Compensation table and described in detail in the various footnotes to that table, as well as the supporting tables contained in this Proxy.

Summary Compensation Table

The following table sets forth information concerning compensation earned or paid to each of the NEOs for each of the last three fiscal years in which they were an NEO, as applicable. The NEOs are our principal executive officer, principal financial officer and three other most highly compensated executive officers employed as of December 31, 2018.

Summary Compensation Table for 2018 (all amounts in $)

					Non-Equity Incentive Plan Compensation		Change in Pension Value and
Name & Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Annual Bonus (3)	LTIP CASH (4)	Non-Qualified Deferred Compensation (5) (7)	All Other Compensation (6)	Total
Richard A. Meeusen —	2018	682,900	1,499,228	1,681,003	477,347	720,392	184,334	52,591	5,297,795
Chairman & CEO (8)	2017	663,000	293,131	292,489	821,987	914,580	194,911	57,832	3,237,930
	2016	643,750	286,613	280,536	845,759	678,844	140,771	57,743	2,934,016

Richard E. Johnson —	2018	367,000	354,955	338,556	141,093	189,267	76,480	39,882	1,507,233
Sr. Vice President — Finance,	2017	356,300	75,160	74,992	242,957	249,488	81,076	38,937	1,118,910
CFO and Treasurer (8)	2016	345,900	76,987	75,396	249,944	186,317	66,437	39,885	1,040,866

Kenneth C. Bockhorst —	2018	525,000	191,258	194,990	293,580	—	22,430	44,393	1,271,651
President	2017	110,417	700,000	—	96,289	—	—	2,140	908,846

Horst E. Gras —	2018	351,539	27,908	28,490	83,265	36,679	240,521	25,069	793,471
Vice President —	2017	331,527	28,540	28,487	151,816	93,147	207,282	24,741	865,540
Intl. Operations (7)	2016	313,644	28,607	28,029	137,318	68,756	45,130	24,179	645,663

Beverly L.P. Smiley	2018	202,600	133,854	133,204	49,566	71,133	127,410	34,163	751,930
Vice President —
Controller (8)

(1)

For all NEO’s, these amounts reflect the grant date fair value of the restricted stock awards made in each respective year, which is determined based on the market price of the shares on the grant date. More details regarding the assumptions made in valuing these awards can be found under the caption “Restricted Stock” in Note 5 to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.  Except for Mr. Bockhorst (in 2017) and the awards described in footnote (8), these awards were made on the first Friday of March in each year. In connection with his appointment as Sr. Vice President—Chief Operating Officer on October 11, 2017, Mr. Bockhorst received a one-time equity grant of $700,000 in the form of restricted stock, which vests ratably over a five-year period.  Mr. Meeusen, Mr. Johnson and Ms. Smiley’s 2018 stock award fair values include incremental amounts associated with the award modifications contained in their respective retirement agreements, as described in footnote (8).

(2)

These amounts reflect the grant date fair value of the option awards made in each respective year. The strike price is the closing price of our common stock on the NYSE on the first Friday of March of each year. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K and such information is incorporated herein by reference.   Mr. Meeusen, Mr. Johnson and Ms. Smiley’s 2018 option award fair values include incremental amounts associated with the award modifications contained in their respective retirement agreements, as described in footnote (8).

(3)

“Non-Equity Incentive Plan Compensation - Annual Bonus” amounts represent annual incentive bonuses earned during the year indicated but paid in February of the following year. For example, any bonus earned during 2018 was paid in February of 2019 under the bonus program described in the “Compensation Discussion and Analysis”.

(4)

Other than Mr. Meeusen, Mr. Johnson and Ms. Smiley, “Non-Equity Incentive Plan Compensation - LTIP Cash” represents the amount earned for the three-year plan ending as of the year shown under our the LTIP plans, as described in the “Compensation Discussion and Analysis”. At the conclusion of each three-year plan, any amounts earned are paid in February of the following year.  For example, amounts earned under our LTIP for the three-year performance period 2016-2018 were paid in February 2019.  The 2018 amounts for Mr. Meeusen, Mr. Johnson and Ms. Smiley include amounts earned under the 2017-2019 and 2018-2020 performance periods as a result of the terms of their retirement agreements as described in footnote (8).

(5)

“Change in Pension Value and Non-Qualified Deferred Compensation” includes the 2018 aggregate increase in the actuarial present value of each NEO’s (except Mr. Gras) accumulated benefit under our supplemental pension plans, using the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements. The amounts also include $121,774 for Ms. Smiley related to the 2018 aggregate increase in the actuarial present value of her accumulated benefit under our now terminated defined benefit pension plan.  It also includes $3,833 for Mr. Johnson and $821 for Ms. Smiley, representing earnings on deferred compensation and/or earnings on the non-qualified unfunded executive supplemental plan in excess of 120% of applicable federal long-term rates.

(6)	“All Other Compensation” for 2018 includes the following items:
a.

Contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP) for all except Mr. Gras of $4,625 each for the match, and $16,682 each for the defined contribution feature of the Plan. Mr. Gras does not participate in the ESSOP.

b.	Dividends on restricted stock of $18,356 for Mr. Meeusen, $5,711 for Mr. Johnson, $10,669 for Mr. Bockhorst and $2,143 for both Mr. Gras and Ms. Smiley.
c.	Vehicle usage of $8,661 for Mr. Meeusen, $12,864 for Mr. Johnson, $12,417 for Mr. Bockhorst, $22,926 for Mr. Gras and $10,713 for Ms. Smiley.
d.	Club dues for Mr. Meeusen of $4,267.
(7)

Mr. Gras, a German resident and citizen, is paid primarily in Euros. The amounts shown reflect the U.S. dollar equivalent of that currency.  Year-to-year comparisons are affected by changes in the exchange rate. The company, through its European subsidiary, provides benefits similar to those of the other NEOs. The amounts shown for Mr. Gras represent the translated value of the changes in pension liability for each period shown.

(8)

During 2018, retirement agreements were signed with Mr. Meeusen, Mr. Johnson and Ms. Smiley which provided, among other items, for the vesting of their outstanding unvested option and stock awards.  This modification resulted in the re-measurement of their award fair values as of their respective agreement dates.  The 2018 stock and option award figures in the Summary Compensation Table include an incremental fair value of $1,212,342 and $1,388,518 respectively for Mr. Meeusen; $281,402 and $263,557, respectively for Mr. Johnson and $105,946 and $104,714 respectively for Ms. Smiley.  See Grants of Plan-Based Awards for 2018 for further detail. Further, the Non-Equity Incentive Plan Compensation – LTIP Cash figures in the Summary Compensation Table include $353,600 for Mr. Meeusen, $90,667 for Mr. Johnson and $34,453 for Ms. Smiley related to the 2017-2019 and 2018-2020 performance periods.

Grants of Plan-Based Awards

The following table sets forth information regarding all plan-based awards that were granted to the NEOs during 2018, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to an NEO during the year. Non-equity incentive plan awards are awards that are not subject to FASB ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period. There are no equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FASB ASC Topic 718.

Grants of Plan-Based Awards for 2018

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:	Exercise	Grant Date Fair Value of
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Awards: Restricted Shares (#)	Securities Underlying Options (#)	Price of Option Awards ($/share)	Stock and Option Awards ($)
Richard A. Meeusen	Mar 2, 2018					5,952			286,886
	Mar 2, 2018						15,810	48.20	292,485
	Jan 31, 2018	(1)	195,000	390,000	780,000
	Jan 31, 2018	(2)	341,450	682,900	1,024,350
	Sep 24, 2018	(3)				22,430	58,873		2,600,860
Richard E. Johnson	Mar 2, 2018					1,526			73,553
	Mar 2, 2018						4,054	48.20	74,999
	Jan 31, 2018	(1)	50,000	100,000	200,000
	Jan 31, 2018	(2)	100,925	201,850	302,775
	Dec 28, 2018	(3)				5,854	15,471		544,959
Kenneth C. Bockhorst	Mar 2, 2018					3,968			191,258
	Mar 2, 2018						10,540	48.20	194,990
	Jan 31, 2018	(1)	130,000	260,000	520,000
	Jan 31, 2018	(2)	210,000	420,000	630,000
Horst E. Gras	Mar 2, 2018					579			27,908
	Mar 2, 2018						1,540	48.20	28,490
	Jan 31, 2018	(1)	19,000	38,000	76,000
	Jan 31, 2018	(2)	59,560	119,120	178,681
Beverly L.P. Smiley	Mar 2, 2018					579			27,908
	Mar 2, 2018						1,540	48.20	28,490
	Jan 31, 2018	(1)	19,000	38,000	76,000
	Jan 31, 2018	(2)	35,455	70,910	106,365
	Dec 28, 2018	(3)				2,204	5,812		210,660

(1)	These awards were granted in 2018 under the three-year LTIP for potential payout in 2021. See the discussion of the plan in “Compensation Discussion and Analysis - Elements of Compensation.”
(2)

These awards were granted in 2018 under the annual bonus plan to be paid out in 2019. The actual results in 2018 resulted in payouts which are discussed in the “Compensation Discussion and Analysis - Elements of Compensation.”

(3)

Retirement agreements were signed with Mr. Meeusen, Mr. Johnson and Ms. Smiley which provided for the vesting of their outstanding unvested stock and option awards which in turn resulted in the re-measurement of the respective awards’ fair value as of the respective agreement date. Each retirement agreement fully vests RSUs granted in 2016, 2017 and 2018 under the 2011 Omnibus Incentive Plan. Because of these modifications, for accounting purposes, each of these awards were deemed to be re-issued on the respective agreement dates (September 24, 2018 for Mr. Meeusen and December 28, 2018 for Mr. Johnson and Ms. Smiley).  Further, under the retirement agreements, all unvested stock options (granted annually in 2014 through 2018) became fully vested. Because of these modifications, for accounting purposes, the prior awards were deemed to be re-issued on the respective agreement dates (September 24, 2018 for Mr. Meeusen and December 28, 2018 for Mr. Johnson and Ms. Smiley), at the original exercise price. The Grant Date Fair Value column in the table represents the incremental fair value of the modifications for the stock and option awards, computed in accordance with FASB ASC Topic 718

Except as described in footnote (3), Stock Awards represent the fair value of restricted stock awards granted to each NEO on March 2, 2018 under the 2011 Omnibus Incentive Plan and are valued at the closing price of the common stock on that date ($48.20 per share). The restricted stock vests 100% after three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares.

Except as described in footnote (3), Option Awards represent the fair value of stock options granted to each NEO on March 2, 2018. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K and such information is incorporated herein by reference. All options granted on March 2, 2018 have an exercise price set at the closing price of the common stock on that date ($48.20 per share). All option awards vest at 20% per year over five years. The per share value of the options is $18.50 for the NEOs. All unvested option awards are forfeited on retirement or termination of employment for cause or otherwise. The option awards are not subject to any performance-based or other material conditions.

Outstanding Equity Awards At Year-End

The following table sets forth information on outstanding option and stock awards held by the NEOs at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each stock option award as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards as of December 31, 2018

	Option Awards (1)				Stock Awards (1)
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date (5)	Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested ($) (6)
Richard A. Meeusen (3)	20,400 26,600 37,600 22,734 23,624 24,176 20,658 20,340 15,810	− − − − − − − − −	19.205 18.295 18.075 25.645 27.180 28.330 33.975 36.450 48.200	May 7, 2020 May 6, 2021 May 4, 2022 Mar 1, 2023 Mar 7, 2024 Mar 6, 2025 Mar 4, 2026 Mar 3, 2027 Mar 2, 2028	−	−
Richard E. Johnson (4)	2,000 6,000 3,780 3,947 3,899 2,221 1,043 −	− − − 1,315 2,599 3,331 4,172 4,054	18.295 18.075 25.645 27.180 28.330 33.975 36.450 48.200	May 6, 2021 May 4, 2022 Mar 1, 2023 Mar 7, 2024 Mar 6, 2025 Mar 4, 2026 Mar 3, 2027 Mar 2, 2028	5,854	288,075
Kenneth C. Bockhorst	−	10,540	48.200	Mar 2, 2028	14,831	729,843
Horst E. Gras	− − − − −	483 966 1,238 1,585 1,540	27.180 28.330 33.975 36.450 48.200	Mar 7, 2024 Mar 6, 2025 Mar 4, 2026 Mar 3. 2027 Mar 2, 2028	2,204	108,459
Beverly L.P. Smiley (4)	− − − − −	483 966 1,238 1,585 1,540	27.180 28.330 33.975 36.450 48.200	Mar 7, 2024 Mar 6, 2025 Mar 4, 2026 Mar 3. 2027 Mar 2, 2028	2,204	108,459

(1)

There were no option awards outstanding for any of the NEOs as of December 31, 2018 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2)

Restricted stock awards vest 100% after three years from date of grant, with the exception of a one-time restricted stock grant to Mr. Bockhorst on October 11, 2017 in the amount of $700,000 (13,579 shares), which vest ratably over a five-year period.

(3)

All of Mr. Meeusen’s unvested option and stock awards were vested in accordance with his retirement agreement effective September 30, 2018.   The grant award modification did not change the exercise price of the option or its expiration date.

(4)

Mr. Johnson’s and Ms. Smiley’s retirement agreements were entered into on December 28, 2018 which allowed for the vesting of all outstanding option and stock awards effective January 1, 2019.  Therefore, they continue to be shown as outstanding within the above table.

(5)	All other stock options vest as follows:

Expiration Date	Grant Date	Vesting Term	Full Vesting
May 1, 2019	May 1, 2009	20% per year	May 1, 2014
May 7, 2020	May 7, 2010	20% per year	May 7, 2015
May 6, 2021	May 6, 2011	20% per year	May 6, 2016
May 4, 2022	May 4, 2012	20% per year	May 4, 2017
Mar 1, 2023	Mar 1, 2013	20% per year	Mar 1, 2018
Mar 7, 2024	Mar 7, 2014	20% per year	Mar 7, 2019
Mar 6, 2025	Mar 6, 2015	20% per year	Mar 6, 2020
Mar 4, 2026	Mar 4, 2016	20% per year	Mar 4, 2021
Mar 3, 2027	Mar 3, 2017	20% per year	Mar 3, 2022

(6)	The market value was determined utilizing the December 31, 2018 stock price of $49.21.

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised during 2018 for each of the NEOs on an aggregate basis. It also gives the number of shares of restricted stock that vested during 2018 and the value on the March vesting for all NEOs at a price of $49.30 per share.

Option Exercises and Stock Vested for 2018

	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vested Shares ($)
Richard A. Meeusen (1)	—	—	35,560	1,834,978
Richard E. Johnson	—	—	3,528	173,930
Kenneth C. Bockhorst (2)	—	—	2,715	130,347
Horst E. Gras	2,250	53,079	1,312	64,682
Beverly L.P. Smiley	3,302	83,721	1,312	64,682

(1)	Mr. Meeusen’s stock award vesting includes 13,130 shares vested in March 2018 at $49.30 per share, and 22,430 shares vested in conjunction with his retirement agreement at a value of $52.95 per share.
(2)	Mr. Bockhorst’s stock award vesting represents 20% of his new hire grant on October 11, 2018 at a value of $48.01 per share.

For further details regarding stock options and restricted stock, see the description of the LTIP in “Compensation Discussion and Analysis - Elements of Compensation.”

Retirement Benefits

Qualified Defined Benefit Plan

The following table sets forth the actuarial present value of each NEO’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation and the present value of the supplemental plans. As noted in “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K, benefits under the U.S. defined benefit plan were frozen as of December 31, 2010 and replaced with a defined contribution plan.  The company finalized the termination of the pension plan in 2018 and lump-sum distributions were made during the year to individuals who elected lump sum distributions, including rolling over their accounts or transferring them to a qualified company plan. Through our subsidiary Badger Meter Europe, Mr. Gras will receive a monthly annuity for life based on 1.25% of pensionable salary per year of service, to a maximum of 50% of salary. We calculate the liability for Mr. Gras using similar valuations that comply with U.S. generally accepted accounting principles (“GAAP”).

Pension Benefits as of December 31, 2018

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During 2018 ($) (1)
Richard A. Meeusen	Qualified Pension Plan	15	—	319,308
	Non-qualified Unfunded Supplemental Retirement Plan	23	808,281	—
	Non-qualified Unfunded Executive Supplemental Plan	NA	705,868	—
Richard E. Johnson	Qualified Pension Plan	10	—	194,301
	Non-qualified Unfunded Supplemental Retirement Plan	18	225,426	—
	Non-qualified Unfunded Executive Supplemental Plan	NA	396,039	—
Kenneth C. Bockhorst	Qualified Pension Plan	NA	—	—
	Non-qualified Unfunded Supplemental Retirement Plan	2	22,430	—
	Non-qualified Unfunded Executive Supplemental Plan	NA	—	—
Horst E. Gras	Pension Liability (2)	25	1,565,024	—
Beverly L.P. Smiley	Qualified Pension Plan	38	—	569,808
	Non-qualified Unfunded Supplemental Retirement Plan	46	34,341	—
	Non-qualified Unfunded Executive Supplemental Plan	NA	—	—

(1)

In 2018, the company finalized the termination of its pension plan.  The payout amounts in 2018 reflect the actuarial valuation of the respective participant’s balance in the plan which was converted into the company’s ESSOP.

(2)	Calculated using U.S. GAAP translated at 12/31/18 Euro rate.

Qualified Defined Contribution Plan

We maintain a defined contribution retirement plan (through the ESSOP) covering all domestic salaried employees, including each NEO except Mr. Gras, who is a German resident and citizen.

Under the defined contribution plan, each applicable NEO has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Individuals then invest the funds in various investment vehicles offered to all employees. Any amounts exceeding qualified plan limits are reflected in the “Non-qualified Unfunded Supplemental Retirement Plan” amounts in the above table. Amounts earned in 2018 for each NEO was $16,682.  These are included in “All Other Compensation” on the Summary Compensation Table for 2018. Such amounts were credited to their accounts in early 2019.

Non-Qualified Unfunded Supplemental Retirement Plan

Since benefits under our retirement programs are based on taxable earnings, any deferral of salary or bonus can result in a reduction of these benefits. To make NEOs whole for this reduction, participants in the salary deferral program also participate in a non-qualified unfunded supplemental retirement benefit plan designed to compensate for reduced retirement benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal retirement benefits that the executive officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.

Internal Revenue Service regulations limit the amount of compensation to be considered in qualified benefit calculations to $275,000 in 2018, and varying amounts for prior years. Any employee, including any NEO, whose compensation is in excess of the Internal Revenue Service limits also participates in the non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same retirement benefits as if there were no compensation limit. These benefits are included in the table above.

Non-Qualified Unfunded Executive Supplemental Plan

Messrs. Meeusen and Johnson participate in a non-qualified unfunded executive supplemental retirement plan. This is a defined contribution plan under which the company annually accrues 7.5% of each participant’s annual salary. Participants may elect a lump-sum payout or annual installments up to ten years. Interest is credited monthly on the beginning of the year balance at the prime rate of interest.

The following table sets forth annual contributions and earnings under the non-qualified unfunded executive supplemental plan and fiscal year-end balances in the plan.

Non-Qualified Unfunded Executive Supplemental Plan for 2018 ($)

Name	Executive Contributions in 2018	Company Contributions in 2018	Aggregate Earnings in 2018 (1)	Aggregate Withdrawals/ Distribution	Aggregate Balance at December 31, 2018
Richard A. Meeusen	—	51,218	28,191	—	705,868
Richard E. Johnson	—	27,525	15,869	—	396,039

(1)

Contributions shown in the above table are also included in the Summary Compensation Table along with the portion of the 2018 earnings shown in the above table that are considered above-market (as quantified in Note 5 in the Summary Compensation Table).

Non-qualified Deferred Compensation

The following table sets forth annual executive officer and company contributions under the non-qualified deferred compensation plan, as well as each NEO’s withdrawals, earnings and fiscal year-end balances in this plan.

Non-Qualified Deferred Compensation for 2018 ($)

Name	Executive Contributions in 2018 (1)	Company Contributions in 2018	Aggregate Earnings in 2018 (2)	Aggregate Withdrawals/ Distribution	Aggregate Balance at December 31, 2018 (3)
Richard E. Johnson	—	—	16,712	90,324	406,509
Beverly L.P. Smiley	—	—	3,580	37,772	87,081

(1)

All executive officers, except Mr. Gras, are eligible to participate in a Salary Deferral Plan. Under this plan, executive officers may elect to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent. Messrs. Meeusen and Bockhorst do not currently participate in the plan.

(2)

The portions of the 2018 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the Summary Compensation Table) are also included in the Summary Compensation Table.

(3)	Amounts shown in the December 31, 2018 column were previously reported in prior years' and the current year-end Summary Compensation Tables.

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements with all executive officers whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change-in-control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change-in-control and (2) it is reasonably demonstrated by the executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change-in-control or (ii) otherwise arose in connection with or in anticipation of a change-in-control, or (b) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change-in-control or (ii) otherwise arose in connection with or in anticipation of a change-in-control.

There are two forms of the KEESA. The KEESA for the CEO provides for payment of salary and annual incentive compensation of three years, as well as the actuarial equivalent of the additional retirement benefits he would have earned had he remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services and financial planning counseling. The KEESA for all other executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years’ coverage pursuant to the other benefits set forth above. Any executive officer who receives compensation under the KEESA is restricted from engaging in competitive activity for a period of six months after termination and is required to maintain appropriate confidentiality relative to all company information. The agreements also provide that, if excise taxes would be imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the executive officer’s payments in connection with the change-in-control will be cut back to a level below the level that would trigger the imposition of the excise taxes.  If, despite the application of this cut-back, a court or the Internal Revenue Service determines that any of the payments in connection with the change-in-control are subject to the excise tax, then the agreements would require us to make the executive whole for any excise taxes, interest or penalties imposed as a result, as well as for the taxes on the make-whole payment.

For purposes of each KEESA, a “change-in-control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 15% or more of our voting securities; or (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 31, 1999, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on July 31, 1999 or whose appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.

For purposes of each KEESA, “good reason” means that the executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the executive officer in effect at any time during the 180-day period prior to the change-in-control or, to the extent more favorable to the executive officer, those in effect after the change-in-control; (3) a material adverse change, without the executive officer’s prior written consent, in the executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change-in-control or, to the extent more favorable to the executive officer, those in effect after the change-in-control; (4) the relocation of the executive officer’s principal place of employment to a location more than 35 miles from the executive officer’s principal place of employment on the date 180 days prior to the change-in-control; (5) we require the executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change-in-control; or (6) we terminate the executive officer’s employment after a change-in-control without delivering the required notice, in specified circumstances.

The following table describes the potential payments upon termination and a change-in-control. This table assumes the NEO’s employment was terminated on December 31, 2018, the last day of our prior fiscal year and that the price per share of the company’s securities is the closing market price as of that date. Potential payments for Mr. Gras are translated at the year-end exchange rate.

KEESA Benefits if Exercised at December 31, 2018 ($)

Name	Salary and Incentives	Value of Unvested Options and Restricted Stock		Retirement Benefits	Welfare Benefits & Other	Total
Richard A. Meeusen	7,022,400	—	(1)	125,520	101,939	7,249,859
Kenneth C. Bockhorst	3,190,000	740,489		63,353	69,466	4,063,308
Richard E. Johnson	1,637,700	479,401		43,511	76,906	2,237,518
Horst E. Gras	1,139,156	179,927		465,722	76,906	1,861,711
Beverly L.P. Smiley	737,020	179,927		21,715	90,593	1,029,255

(1)	Mr. Meeusen’s stock and option awards were fully vested in conjunction with his retirement agreement dated September 24, 2018.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the annual report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee
Gale E. Klappa, Chairman
Gail A. Lione
James F. Stern
Todd J. Teske

Director Compensation

Compensation Philosophy and Role of the Compensation Committee

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board of Directors. We believe that director compensation is comparable relative to the competitive market. Director compensation is determined by the Compensation Committee with approval by the full Board of Directors, and equity programs such as our Director Stock Grant Plans, are approved by shareholders.

Recommendations regarding outside director compensation are made by the Compensation Committee. The Compensation Committee refers to independent director compensation studies provided by the National Association of Corporate Directors to obtain relevant market data used in developing compensation recommendations.  All decisions on director compensation levels and programs are made by the full Board of Directors based on the recommendations provided by the Compensation Committee.

Director Compensation Table and Components of Director Compensation

The following table summarizes the director compensation for 2018 for all of our non-employee directors. Ms. Myers was appointed in 2019 and therefore is not included in the table below. Messrs. Meeusen and Bockhorst did not receive any additional compensation for their services as a director beyond the amounts previously disclosed in the Summary Compensation Table.

Director Compensation for 2018 ($)

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Todd A. Adams	63,633	53,529	—	117,162
Thomas J. Fischer	76,233	53,529	—	129,762
Gale E. Klappa	72,233	53,529	—	125,762
Gail A. Lione	67,233	53,529	—	120,762
Andrew C. Policano	17,367	—	—	17,367
James F. Stern	67,333	53,529	—	120,862
Glen E. Tellock	64,833	53,529	—	118,362
Todd J. Teske	76,233	53,529	—	129,762

(1)

Retainer and Meeting Fees. In 2018, non-employee directors on the Board the entire year received a $40,500 annual retainer. Mr. Policano ended his tenure on the Board as of the last Annual Meeting in April 2018. Non-employee directors receive $3,500 for each Board of Directors meeting attended and $1,200 for each committee meeting attended. In addition, they are reimbursed for reasonable out-of-pocket travel, lodging and meal expenses. The chairman of the Audit Committee received an annual fee of $9,000. The chairman of the Compensation Committee and the Lead Outside Director each received an annual fee of $5,000.  The chairman of the Governance Committee received $4,000.

(2)

Stock Grants. Each director was awarded a grant of stock valued at $53,529. This number of shares is based on the average of the 10 days’ closing prices on the NYSE prior to and including the closing price on Monday, May 1, 2018.  The 2018 grant is for the number of shares equal to $54,000 rounded down to the nearest whole share using the 10-day average price of $42.805.  The value was determined by the closing price of $42.45 on May 1, 2018.

(3)

Option Awards. New directors receive a one-time option award valued at $50,000 following the annual meeting of their first election by shareholders.  The exact number of options is determined by dividing $50,000 by the Black-Scholes value on that date.  No option awards were granted in 2018 as no new independent members were added to the Board.

Non-employee directors are required to own four-times their annual board retainer in company stock within five years of first being elected to the board.  As of February 28, 2019, all non-employee directors met this requirement, or are within the permitted five-year window to achieve the requirement. We also prohibit our non-employee directors from engaging in short sales of our common stock, holding our common stock in a margin account or pledging our common stock as collateral for a loan.

Badger Meter Deferred Compensation Plan for Directors. Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors.

Our non-employee directors do not participate in any incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation Committee interlocks or insider participation.

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Board of Directors is committed to and recognizes the importance of responsible executive compensation practices. We have designed our executive compensation program to attract, motivate, reward, and retain senior management required to achieve our corporate objectives and to align compensation practices with our shareholders’ interest.

As required by Section 14A of the Securities Exchange Act, we are providing our shareholders with an opportunity to provide an advisory vote to approve the executive compensation of our named executive officers. This advisory vote commonly referred to as “Say on Pay” is not binding. However, our Board of Directors and the Compensation Committee will review and consider the outcome of the advisory vote when making future compensation decisions for our executive officers. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, and compensation tables and any related material disclosed above in this Proxy Statement, is hereby APPROVED.

In addition to reviewing the summary below, we encourage you to carefully review the information on our compensation policies and decisions regarding our NEOs presented in the Compensation Discussion and Analysis as well as the information contained in the preceding Compensation Tables.

We employ a strong pay-for-performance philosophy for our entire executive team, including our NEOs. Our compensation philosophy and compensation programs have resulted in compensation that reflects our financial results and other performance factors described in the Compensation Discussion and Analysis, as well as stock price performance. We achieve these objectives through the following:

•	A total compensation package that is targeted at the median of our peer companies;
•	A total compensation package that is structured so that a majority of compensation opportunities are delivered through short- and long-term incentives;
•	A short-term incentive driven primarily by our financial earnings performance, and secondarily by key nonfinancial metrics;
•

A long-term incentive program that, in keeping with prevailing industry practice, is significantly driven by operating income targets, along with a mix of stock options and restricted stock to further tie compensation to stock price performance as well as enhance retention; and

•	Stock ownership guidelines that continue to tie executives’ interests to shareholders over the long term.

Furthermore, we do not currently use employment contracts with our executive officers nor provide severance protection other than following a change-in-control of our company. We believe our change-in-control protections are in the best interests of our shareholders. Further, we maintain double-trigger protection (requiring a change-in-control and subsequent employment termination) following a change-in-control for any executive officer, including our NEOs.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the non-binding advisory resolution above. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares on this proposal with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast. The advisory vote to approve compensation of NEOs will be approved if the votes "FOR" exceed the votes "AGAINST."  Abstentions will have no effect on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION ABOVE.

CEO PAY RATIO

Our principal executive officer in 2018 was Richard A. Meeusen, Chairman & CEO.  In 2018, the Compensation Committee reviewed a comparison of the CEO’s total pay to the median total pay of all our employees as described below. The compensation for our CEO in 2018 as disclosed in the Summary Compensation Table for 2018 of $5,297,795 was approximately 159 times the median total pay of employees of $33,362. However, excluding certain 2018 compensation amounts resulting specifically from the executive retirement agreement executed with the CEO in 2018, the adjusted CEO pay of $2,343,335 was 70 times the total pay of all our employees

Our CEO to median employee pay ratio is calculated in accordance with SEC rules (Item 402(u) of Regulation S-K). As permitted, we used base salary as our consistently applied compensation measure to determine our median employee pay from our employee population, excluding our CEO, as of December 31, 2018. We included all employees, whether employed on a full-time, part-time, or seasonal basis.  For hourly employees, the annual base salary was calculated using a reasonable estimate of hours worked and their hourly wage rate. We annualized base salaries for employees who were employed as of December 31, 2018 but were not employed for the full calendar year. For our non-U.S. employees, we used the foreign exchange rates applicable at December 31, 2018 to convert their base salary into U.S. dollars. We did not make any other assumptions, adjustments, or estimates with respect to base salary pay.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2018 regarding total shares subject to outstanding stock options, warrants and rights and total additional shares available for issuance under our existing equity compensation plans.

Plan Category	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column 1)(#)
Equity compensation plans approved by security holders
STOCK OPTION PLANS*	22,800	19.21	—
2011 OMNIBUS INCENTIVE PLAN	354,100	29.58	548,653
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	376,900	28.95	548,653

*	Includes outstanding grants made under earlier Stock Option Plans. All securities available for future issuance from the earlier Plans were rolled into the 2011 Omnibus Incentive Plan.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee (referred to as the Audit Committee) is established by the Board of Directors (referred to as the board) for the primary purpose of assisting the board in providing oversight of and assuring the integrity of the company’s financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the internal audit function and the work of the independent auditors, and system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established. The Audit Committee meets at least quarterly and reports to the board regularly. The Audit Committee met five times in 2018.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the New York Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The board evaluates the independence of the directors on at least an annual basis. Three of the four members of the Audit Committee have been determined by the board to be audit committee financial experts as defined by Securities and Exchange Commission rules. The Audit Committee has the responsibility for the engagement and retention of the company’s independent registered public accounting firm, the evaluation of its qualifications, independence and performance, and the approval of all audit and other engagement fees.  The Audit Committee acts under a written charter available on the company’s website at badgermeter.com.

Management of the company has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements as of and for the year ended December 31, 2018, including discussion regarding the propriety of the application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the audited 2018 financial statements with our independent auditors, Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. GAAP.

Additionally, the Audit Committee has done, among other things, the following:

•

met with Ernst & Young LLP, with and without management present, to discuss the results of its annual audit and quarterly reviews, its evaluations of the internal controls, and the overall quality of the financial reporting, as well as the matters required to be discussed by professional standards and regulatory requirements as currently in effect;

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with the company’s management and Ernst & Young LLP;
•

discussed with Ernst & Young LLP those matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees,” and SEC Regulation S-X, Rule 2-07 “Communication with Auditing Committees;” and

•

received the written disclosures and the letter from Ernst & Young LLP required pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the PCAOB and discussed with Ernst & Young LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

All members of the Audit Committee have approved the foregoing report.

Audit and Compliance Committee
Thomas J. Fischer, Chairman
Todd A. Adams
James F. Stern
Glen E. Tellock

PRINCIPAL ACCOUNTING FIRM FEES

Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years are as follows:

	2018	2017
Audit Fees(1)	$953,060	$875,500
Audit Related Fees(2)	22,700	22,000
Tax Fees	—	—
All other Fees	—	—
Total Fees	$975,760	$897,500

(1)	Includes annual financial statement audit, review of our quarterly reports on Form 10-Q and statutory audits required internationally.
(2)	Represents accounting and advisory services related to technical accounting consultations.

As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP.  Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all auditing services and permissible non-audit services to be provided.  In addition, the Audit Committee Charter provides that the Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.  During the fiscal year ending December 31, 2018, all of the audit fees and non-audit services provided by the company’s independent registered public accounting firm were pre-approved by the Audit Committee.  In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee has reviewed all 2018 audit services provided by Ernst & Young LLP to make sure they were compatible with maintaining the independence of Ernst & Young LLP.  There were no additional non-audit services performed in 2018.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the company for the year ending December 31, 2019, as well as its internal control over financial reporting as of December 31, 2019, and requests that the shareholders ratify such selection.  If shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection.

In determining whether to reappoint Ernst & Young LLP as the company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the following:

•	the length of time Ernst & Young LLP has been engaged by the company as the independent registered public accounting firm. Ernst & Young LLP has been the company’s auditor since 1927;
•	Ernst & Young LLP’s historical and recent performance on the audit;
•	an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP;
•	the quality of the Audit Committee’s ongoing discussions with Ernst & Young LLP;
•	an analysis of Ernst & Young LLP’s known legal risks and significant proceedings;
•	external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on Ernst & Young LLP and its peer firms;
•	the appropriateness of Ernst & Young LLP’s fees, on both an absolute basis and as compared to its peer firms; and
•	Ernst & Young LLP’s independence.

Based on the Audit Committee’s evaluation, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the company and its shareholders to retain Ernst & Young LLP to serve as the independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of ratifying Ernst & Young LLP as the company’s independent registered public accounting firm. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may choose to vote for you on the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the company, even if you do not provide voting instructions to such nominee.  The Audit Committee’s selection of Ernst & Young LLP as the company's independent registered public accounting firm for the year ending December 31, 2019 will be ratified if the votes “FOR” exceed the votes “AGAINST.” Abstentions will have no effect on this Proposal.  We do not anticipate any broker non-votes on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than ten percent of our common stock to file reports concerning the ownership of our equity securities with the Securities and Exchange Commission and us. Based solely on a review of the copies of such forms furnished to us, we believe that all reports required by Section 16(a) to be filed by our insiders were filed on a timely basis.

OTHER MATTERS

The cost of solicitation of proxies will be borne by us. Brokers, nominees, fiduciaries or other custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Annual Meeting by others. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

A shareholder wishing to include a proposal in the Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as Rule 14a-8), must forward the proposal to our Board of Directors, c/o the Secretary by November 16, 2019.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2020 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Board of Directors, c/o the Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (that is between January 12, 2020 and February 11, 2020), subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days. If we do not receive the notice within that time frame, then the notice will be considered untimely and we will not be required to present such proposal at the 2020 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2020 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2020 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our fiscal year ended December 31, 2018. The information under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements contained in the Annual Report on Form 10-K and the information under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statement contained in the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement. The Form 10-K is posted on our Web site at badgermeter.com. We will provide a copy of the Annual Report on Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting. We will provide a copy of the exhibits to the Annual Report on Form 10-K without charge to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting who submits a written request for it. Requests for copies of the Annual Report on Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, WI 53224-9536; (414) 355-0400.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report on Form 10-K and Proxy Statement to shareholders. Upon written or phone request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 20, 2019

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2018: The notice of Annual Meeting, Proxy Statement. Form of Proxy Card, and our Annual Report on Form 10-K are available at www.proxwote com BADGER METER, INC. Annual Meeting of Shareholders April 27, 2018 8:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Richard A. Meeusen, Richard E. Johnson and William R. A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held at Badger Meter’s headquarters in the Customer Experience Center, located at 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 27, 2018, at 8:30 a.m., local time, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponement thereof, hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR ALL NOMINEES" identified in Proposal 1, and "FOR" Proposals 2 and 3. This Proxy is being solicited on behalf of the Board of Directors. Continued and to be signed on reverse side 0000357574_1 R1 0 1 17

BADGER METER, INC ATTN: CORPORATE SECRETARY 4545 W. BROWN DEER RD. MILWAUKEE. WI 53223 VOTE BY INTERNET-www.proxyvote.com Use the Internet to transmit you voting instruction and for electronic delivery of information up until P,M Eastern Time the day before the meeting date, Have your proxy card in hand when you access the web site and follow the instruction to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS if you would like to reduce the costs incurred by our company in mailing proxy materials. you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e mail or Internet To Sign up for electronic delivery. please follow the instructions above to vote using the Internet and. when prompted. indicate that you agree to received or access proxy materials electronically in future years. VOTE BY PRONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, Sign and date your proxy card and return it in the postage-paid envelope wo have provided or return it to Vote Processing. Co Broadridge. 51 Mercedes Way. Edgewood. NY 11717. TO VOTE. HARK BLOCKS BELOW IN 8LUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETAJCH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR. the following: For All Withhold All For All Except To withhold authority to vote for any Individual nominee(s). mark "For All Except’ and write the number (s) of the nominee (S) on the* line below. 1. Election of Directors Nominees 01 Todd A. Adams 02 Thomas J Fischer 03 Gale E. Klappa 04 Gail A. Lione 05 Richard A. Meeusen 06 James F. Stern 07 Glen E. Tellock 08 Todd J. Teske The Board of Directors recommends you FOR proposals 2 and 3. 2. advisory vote to approve Compensation of our named executive *Officers. 3. RATIFICATION OF THE APPOINTMENT OF ERNST YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2018 NOTE Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please Sign exactly as your name (s) appear hereon When signing as attorney. executor. administrator. or other fiduciary please give full title as Such Joint owners should each sign personally All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name. by authorized officer. 0000357574_1 R1. 0.1.17 signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date